[GRAPHIC OMITTED]
                                                                    Exhibit 99.1


PRESS RELEASE


          FOR MORE INFORMATION CONTACT:   David J. Keller, EVP
          ADDRESS:      1901 Ascension Blvd., Suite 100, Arlington, TX 76006
          PHONE:          (817) 856-8200
          DATE:              April 14, 1998                FOR IMMEDIATE RELEASE

         D.R. HORTON, INC./CONTINENTAL HOMES EXCHANGE RATIO DETERMINED

         ARLINGTON, TEXAS -- D.R. Horton, Inc. (NYSE:DHI) and Continental Homes Holding Corp. (NYSE:CON) Tuesday (April 14, 1998) announced the exchange ratio for their proposed merger has been established under terms of the merger agreement. The ratio, which assumes the merger will occur on April 20, 1998, is
2.25 shares of Horton Common Stock, par value $ .01 per share, for each share of Continental Common Stock, par value $ .01 per share.

         D.R. Horton, Inc. and Continental Homes respective stockholder meetings will be held on Monday, April 20, 1998. If approved, the merger is expected to occur on the same day.







                    WEBSITE ADDRESS: http://www.DRHORTON.com